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No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

622 Broadway
New York, NY 10012
(646) 536-2842
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Benjamin Feder, Chief Executive Officer
Take-Two Interactive Software, Inc.
622 Broadway
New York, NY 10012
(646) 536-2842
(Address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Ori Solomon, Esq.
Proskauer Rose LLP
1585 Broadway
New York, NY 10036
(212) 969-3000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Amount(1)	Amount of Registration Fee

Common Stock, par value $0.01 per share	745,303 shares(2)	$25.74	$19,184,099.22	$753.94

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ Global Select Market on March 25, 2008.

(2)
Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such number of additional shares of Common Stock to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar events.

PROSPECTUS

TAKE-TWO INTERACTIVE SOFTWARE, INC.
745,303 Shares
Common Stock

        This prospectus relates to the resale of up to 745,303 shares (the "Shares") of our common stock, $0.01 par value per share (the "Common Stock"), by the selling stockholders identified in this prospectus and any accompanying prospectus supplement (the "Selling Stockholders") and their transferees. The Shares that may be resold by the Selling Stockholders were issued by us under the terms of the Agreement for the Sale and Purchase of the Share Capital of Illusion Softworks, a.s. and Digital Productions S.A. and Assignment of Receivables, dated December 28, 2007, among the Company, Kush Games, Inc. and the sellers listed in such agreement. We will not receive any of the proceeds from the disposition of the Shares by the Selling Stockholders, but we will incur expenses in connection with the registration of such Shares.

        The Selling Stockholders may dispose of the Shares from time to time through one or more of the means described in the section entitled "Plan of Distribution" beginning on page 5.

        Our Common Stock is listed on the NASDAQ Global Select Market under the symbol "TTWO." On March 25, 2008, the last reported sales price of our Common Stock on the NASDAQ Global Select Market was $25.82 per share.

        Investing in our Common Stock involves risks. See "Risk Factors" on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2008.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this process, the Selling Stockholders named herein or in an accompanying prospectus supplement, or their transferees, may sell Shares from time to time. Each time any Selling Stockholder sells Shares under the Registration Statement of which this prospectus is a part, the Selling Stockholder may, as required by applicable law, provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus.

        Selling Stockholders may offer the Shares directly, through agents, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of the Shares. See the section entitled "Plan of Distribution."

        You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement, if any, or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of this prospectus and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

i

SUMMARY

        The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus and may not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus. You should pay special attention to the "Risk Factors" section of this prospectus and the "Risk Factors" sections in documents incorporated by reference in this prospectus. When used in this prospectus, except where the context otherwise requires, the terms the "Company," "we," "us," and "our" refer to Take-Two Interactive Software, Inc.

        We are a global publisher, developer and distributor of interactive entertainment software, hardware and accessories. Our publishing segment consists of our Rockstar Games, 2K Games, 2K Sports and 2K Play publishing labels. We develop, market and publish software titles for the leading gaming and entertainment hardware platforms including: Sony's PLAYSTATION®3 ("PS3") and PlayStation®2 ("PS2") computer entertainment systems; Sony's PSP® (PlayStation®Portable) system; Microsoft's Xbox 360® ("Xbox 360") and Xbox® ("Xbox") video game and entertainment systems; Nintendo's Wii™ ("Wii"), DS™ and Game Boy® Advance; and for the PC and Games for Windows®. The installed base for the prior-generation of console platforms, including PS2 and Xbox ("prior-generation platforms") is substantial, and the release of the Xbox 360, PS3 and Wii platforms ("next-generation platforms") has further expanded the video game software market. Our plan is to diversify and continue to expand the number of titles released on the next-generation platforms while continuing to market titles developed for prior-generation platforms given their significant installed base, as long as it is economically attractive to do so.

        Our strategy is to capitalize on the growth of the interactive entertainment market, particularly the expanding demographics of video game players, and focus on creating premium quality games and successful franchises for which we can create sequels. We have established a portfolio of successful proprietary software content for the major hardware platforms in a wide range of genres including action, adventure, strategy, role-playing, sports and racing. We have created, licensed and acquired a group of highly recognizable brands to match the variety of consumer demographics we aspire to serve, ranging from adults to children and hard-core game enthusiasts to casual gamers. We expect Rockstar Games, our wholly-owned publisher of the hit Grand Theft Auto and Midnight Club franchises, to continue to be a leader in the action product category by leveraging our existing titles as well as developing new brands. We also expect 2K Games, developer of the Civilization series and the BioShock title, to continue to develop new and successful franchises in the future. Our 2K Sports series, which includes Major League Baseball 2K, NBA 2K and NHL 2K, provides more consistent year over year revenue streams than our Rockstar Games and 2K Games' businesses because we publish them on an annual basis. Targeting growth opportunities, we recently established the 2K Play label to focus on the family-oriented game market. Carnival Games has been a strong performing title, and 2K Play is planning to leverage this brand through sequels and product extensions. 2K Play also has a partnership with Nickelodeon to publish video games based on top rated Nick Jr. titles such as Dora the Explorer and Go, Diego, Go! We expect family-oriented gaming to be an important component of our industry in the future.

        Revenue in our publishing segment is primarily derived from the sale of internally developed software titles and software titles developed on our behalf by third parties. Operating margins in our publishing business are dependent in part upon our ability to continually release new, commercially successful products and to manage software product development costs. Although software development costs as well as the development cycle for next-generation platforms have increased compared to prior-generation platforms, the impact is partially offset by the higher selling prices on next-generation software. We develop most of our front-line products internally, and we own many of our most important intellectual properties, which we believe best positions us financially and competitively. Operating margins associated with our externally developed titles, or titles for which we do not own the intellectual property, are generally lower because they require us to acquire licenses and provide minimum development guarantees. We continue to develop new revenue streams as they evolve, including higher margin sources such as in-game advertising and downloadable episodic content, which we expect will become more significant to our business over time.

        Our distribution segment, which is primarily comprised of our Jack of All Games subsidiary, distributes our products as well as third party software, hardware and accessories to retail outlets primarily in North America. Revenue in our distribution segment is derived from the sale of third party software titles, accessories and hardware. Operating margins in our distribution business are dependent in part on the mix of software and hardware sales. Software product sales generally yield higher margins than hardware product sales.

        We were incorporated under the laws of the State of Delaware in 1993 and are headquartered in New York, New York with approximately 1,900 employees globally. Our principal executive offices are located at: Take-Two Interactive Software, Inc., 622 Broadway, New York, NY 10012. Our telephone number is (646) 536-2842.

RISK FACTORS

        Investing in our securities, including our Common Stock, involves significant risks. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate herein by reference before you decide to purchase our Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2007, under the heading "Risk Factors," as updated by our Quarterly Report on Form 10-Q for the quarter ended January 31, 2008 and any other reports we subsequently file pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that we incorporate by reference in this prospectus as well as those included or incorporated by reference in any prospectus supplement hereto. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our Common Stock being offered by this prospectus. As a result, you could lose all or part of your investment.

        Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected, which in turn could materially and adversely affect the trading price of our Common Stock being offered by this prospectus. As a result, you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained, or incorporated by reference, in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called "forward-looking statements" by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are discussed in our risk factors. Please see the section entitled "Risk Factors" above.

        We undertake no obligation to revise or update any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        The Selling Stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any of the proceeds of such offerings. The Selling Stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting or tax or legal services or any other expenses they incur in disposing of the Shares. We will incur certain expenses in connection with the registration with the SEC of the Shares to be sold by the Selling Stockholders and preparation of any applicable prospectus supplement pursuant to the terms of our agreement with the Selling Stockholders, as described below.

SELLING STOCKHOLDERS

        We are registering the Shares covered by this prospectus on behalf of the Selling Stockholders. We issued 745,303 Shares to the Selling Stockholders in a private placement in connection with Agreement for the Sale and Purchase of the Share Capital of Illusion Softworks, a.s. and Digital Productions S.A. and Assignment of Receivables, dated December 28, 2007, among the Company, Kush Games, Inc. and the sellers listed in such agreement. We are registering the shares of Common Stock in order to permit the Selling Stockholders, and their respective donees, pledgees, transferees or other successors-in-interest, to resell or otherwise dispose of the shares from time to time. Except for the ownership of shares of our Common Stock, the Selling Stockholders have not had any material relationship with us within the past three years.

        The following table sets forth the name of each Selling Stockholder, the Shares beneficially owned by each Selling Stockholder and the Shares that may be disposed of by each Selling Stockholder or its transferees under this prospectus. The information is based on information provided by or on behalf of the Selling Stockholders to us and is as of the date of this prospectus. Because the Selling Stockholders may dispose of all or some portion of the Shares, no estimate can be given as to the number of Shares that will be held by the Selling Stockholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the Selling Stockholders.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares That May Be Sold Pursuant to This Prospectus	Shares of Common Stock Beneficially Owned After Offering	Percent of Shares Owned After Offering
Jan Kudera	557,848	557,848	0	0.0%
Petr Vochozka	187,455	187,455	0	0.0%

TOTAL	745,303	745,303	0	0.0%

        Information concerning the Selling Stockholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary. The names of any additional selling stockholders and information about their holdings and any offering of Shares by them will be set forth in one or more supplements to this prospectus.

PLAN OF DISTRIBUTION

        We are registering the Shares on behalf of the Selling Stockholders to permit the resale of these shares of Common Stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from such sales. We have agreed to bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by the Registration Statement of which this prospectus is a part, however, we will not bear the costs of any underwriting discounts and commissions and expenses that the Selling Stockholders incur for brokerage, accounting or tax or legal services or any other expenses they incur in disposing of the Shares. The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them will be the purchase price of the Shares, less any discounts or commissions. Each of the Selling Stockholders reserves the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents.

        The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The Shares covered by the Registration Statement of which this prospectus is a part may be sold by one or more of, or a combination of, the following methods, to the extent permitted by applicable law:

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  on the NASDAQ Global Select Market or any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  transactions other than on these exchanges or systems or in the over-the-counter market;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  privately negotiated transactions;

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  put or call option transactions or through short sales of Shares;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  broker-dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per Share; and

  •
  any other method permitted by applicable law.

        The Selling Stockholders are not required to sell any Shares covered by this prospectus and may transfer these Shares by other means not described in this prospectus. Each Selling Stockholder may sell all, some or none of the Shares covered by this prospectus or interests therein.

        The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge Shares to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares covered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Any Selling Stockholder and any broker-dealers, agents or underwriters that participate with that Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the Selling Stockholder on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If any Selling Stockholder is deemed to be an underwriter, such Selling Stockholder may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, because a Selling Stockholder may be deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act, such Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.

        Any Shares covered by the registration statement of which this prospectus is a part that qualify for sale in reliance on Rule 144 under the Securities Act may be sold in reliance on Rule 144 rather than pursuant to this prospectus.

        Any Selling Stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under that statute, including, without limitation, possibly Regulation M. This may limit the timing of purchases and sales of any of the Shares by a Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

        In order to comply with the securities laws of some states, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this prospectus forms a part.

        We have agreed with the Selling Stockholders to use commercially reasonable efforts to keep the Registration Statement of which this prospectus constitutes a part current.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the Registration Statement of which this prospectus forms a part and in the exhibits and schedules to such Registration Statement. For further information with respect to our company and the securities registered hereby, reference is made to the Registration Statement, including the exhibits and schedules to the Registration Statement, and the documents incorporated by reference therein. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the Registration Statement, or a document incorporated by reference, each statement is qualified in all respects by the exhibit to which the reference relates.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the Registration Statement, including the exhibits and schedules to the Registration Statement, may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below (and any amendments thereto) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the Shares covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC:

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  our Annual Report on Form 10-K for the fiscal year ended October 31, 2007 filed with the SEC on December 20, 2007;

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  our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2008 filed with the SEC on March 11, 2008;

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  our Current Reports on Form 8-K filed with the SEC on November 20, 2007, January 4, 2008, February 13, 2008, February 15, 2008, February 25, 2008 March 7, 2008, March 13, 2008 and March 26, 2008; and

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  the description of our Common Stock as set forth in our Registration Statement filed under Section 12 of the Exchange Act on Form 8-A on April 8, 1997, including any amendment or report filed with the SEC for the purpose of updating such description.

        You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above. Documents incorporated by reference are available from us at no cost, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Take-Two Interactive Software, Inc.
622 Broadway
New York, NY
(646) 536-2842
Attn: Investor Relations
Internet Website: www.take2games.com

        The information contained on our website does not constitute a part of the Registration Statement of which this prospectus is a part, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our Internet website.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement of which this prospectus forms a part to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. In no event will any information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise become a part of, the Registration Statement of which this prospectus forms a part. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the Registration Statement of which this prospectus forms a part after the most recent effective date may modify or replace existing statements contained herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this prospectus forms a part.

LEGAL MATTERS

        Proskauer Rose LLP, New York, New York has passed upon certain legal matters in connection with the Shares covered by this prospectus.

EXPERTS

        Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements at October 31, 2007 and 2006 and for each of the two fiscal years then ended which are included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement of which this prospectus forms a part. Our financial statements are incorporated by reference in reliance on the report of Ernst & Young LLP, given its authority as an expert in accounting and auditing.

        The financial statements for the fiscal year ended October 31, 2005, incorporated by reference in this prospectus and elsewhere in the Registration Statement of which this prospectus forms a part by reference to our Annual Report on Form 10-K for the fiscal year ended October 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$753.94
Accounting fees and expenses	5,000.00
Legal fees and expenses	25,000.00
Printing and engraving fees	5,000.00

Total expenses	$35,753.94

        All of the above fees and expenses will be paid by the registrant. Other than the SEC filing fee, all fees and expenses are estimated.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") generally provides that a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities at another entity, against expenses (including attorneys' fees), as well as judgments, fines and settlements, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.

        The Company's Certificate of Incorporation provides for indemnification of its officers and directors to the maximum extent permitted under the DGCL, as the same may be amended, and requires the registrant to advance expenses to any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may, from time to time, be in effect. In addition, the registrant's By-laws require the registrant to indemnify, to the fullest extent permitted by law, any director, officer, employee or agent for acts which such person reasonably believes are not in violation of the registrant's corporate purposes as set forth in the registrant's Certificate of Incorporation. In addition, the registrant has entered into indemnification agreements with certain of its officers pursuant to which it has agreed to indemnify such persons as permitted by the DGCL. The Company has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    Exhibits.

Exhibit Number	Description
5.1	Opinion of Proskauer Rose LLP as to the legality of the securities being registered
23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included in signature page to Registration Statement)

Item 17.    Undertakings.

         (a)  The undersigned registrant hereby undertakes:

           (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

           (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

           (5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 28, 2008.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
By:	/s/ BEN FEDER Ben Feder Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Ben Feder and Lainie Goldstein, or each of them individually, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person's name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-3 of Take-Two Interactive Software, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BEN FEDER Ben Feder	Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2008
/s/ LAINIE GOLDSTEIN Lainie Goldstein	Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2008
/s/ STRAUSS ZELNICK Strauss Zelnick	Director	March 28, 2008
/s/ J MOSES J Moses	Director	March 28, 2008
/s/ MICHAEL DORNEMANN Michael Dornemann	Director	March 26, 2008
/s/ MICHAEL SHERESKY Michael Sheresky	Director	March 26, 2008

/s/ ROBERT A. BOWMAN Robert A. Bowman	Director	March 28, 2008
/s/ JOHN F. LEVY John F. Levy	Director	March 26, 2008
/s/ GROVER C. BROWN Grover C. Brown	Director	March 28, 2008

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Proskauer Rose LLP as to the legality of the securities being registered
23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included in signature page to Registration Statement)

QuickLinks

The date of this prospectus is March 28, 2008.
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX